SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT


               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): October 6, 1997


              THE READER'S DIGEST ASSOCIATION, INC.
     (Exact name of registrant as specified in its charter)


        Delaware               1-10434            13-1726769
 (State or other juris-    (Commission File    (I.R.S. Employer
diction of incorporation       Number)       Identification No.)
    or organization)


           Pleasantville, New York          10570-7000
       (Address of principal executive      (Zip Code)
                  offices)


       Registrant's telephone number, including area code:
                         (914) 238-1000






                                               Page 1 of 5 pages.

ITEM 5.   Other Events.

          Filed herewith as Exhibit 99.1 is a copy of the company's news release, issued today, relating to its first quarter fiscal 1998 estimates.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.

          (a)  Financial statements of business acquired
               Not applicable
          (b)  Pro forma financial information
               Not applicable
          (c)  Exhibits

          Number                        Description

          99.1           Press Release of The Reader's Digest
                         Association, Inc. dated October 6, 1997


                           SIGNATURES


          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             THE READER'S DIGEST ASSOCIATION, INC.
                                   (Registrant)


Date:  October 6, 1997
                              /s/GEORGE S. SCIMONE
                              George S. Scimone
                              Vice President and Chief Financial Officer


                          EXHIBIT INDEX



Exhibit No.                        Description

     99.1           Press Release of The Reader's Digest
                    Association, Inc. dated October 6, 1997

Exhibit

 READER'S DIGEST COMMENTS ON FIRST QUARTER FISCAL 1998 ESTIMATES


PLEASANTVILLE, NY, OCTOBER 6, 1997 - The Reader's Digest
Association, Inc. (NYSE: RDA, RDB) said today it expects to report earnings for its fiscal 1998 first quarter ended September
30, 1997 below analysts' estimates.

George V. Grune, who was named Chairman and Chief Executive Officer of Reader's Digest on August 11, 1997 said, "Total revenues in the fiscal first quarter are expected to be lower than the comparable period a year ago. This decline reflects lower than anticipated customer response to promotional mailings in most major markets and the negative effect of the recent strength of the dollar on international revenues. In addition, first quarter earnings reflect increased investment in product development, testing and list development, the benefits of which are expected to be realized in the future. As a result, the Company expects to report a per share loss between $0.05 and $0.10, before charges, in the first quarter."

Mr. Grune added: "The new management team we have assembled in the past month is focused intensely on developing and implementing strategies to revitalize the business and resume profitable growth."

The Company said it will also report non-recurring charges of approximately $70 million, reflecting severance costs associated with work force reductions in Europe, the United States and at the corporate level; and costs associated with the discontinuation of certain businesses and the realignment of business processes and operations.

The Company said it expects to report its full results for the quarter on October 29, 1997.

The Reader's Digest Association, Inc. is the preeminent direct marketer and global publisher of distinctive products that inform, enrich, entertain and inspire people of all ages and all cultures around the world. Global headquarters is in Pleasantville, New York.

                             ******

Statements contained in this news release, if not historical, are forward-looking statements, which involve risks and uncertainties that could cause actual results to differ materially from the results described in the forward-looking statements. A discussion of factors that could affect the company's results is included in the company's reports filed with the Securities and Exchange Commission.

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